                                                                   EXHIBIT 10.17

                             THE TJX COMPANIES, INC.

                       GENERAL DEFERRED COMPENSATION PLAN

                                 Third Amendment

      Pursuant to Section 7.E of The TJX Companies, Inc. General Deferred Compensation Plan (the "GDCP"), Section 6.D of the GDCP is hereby amended and clarified as follows, effective as of January 1, 2004 except as hereinafter provided:

            "D. Retirement Equalization Benefits. At the time a benefit is paid to a Participant in the Plan under The TJX Companies, Inc. Retirement Plan (the "Retirement Plan"), the Participant shall be entitled to receive a retirement equalization benefit having a value equal to the difference between (i) the amount such Participant would have been entitled to receive under the Retirement Plan if none of his compensation had been deferred under this Plan and (ii) the amount such Participant actually receives under the Retirement Plan. Such retirement equalization benefit shall be payable in the same form that the Participant elects to receive benefits under the Retirement Plan. Such retirement equalization benefit shall not be payable to the extent that the Participant is entitled to receive an equalization benefit of comparable value under The TJX Companies, Inc. Supplemental Executive Retirement Plan or any other plan. For the avoidance of doubt, any benefit under the Retirement Plan that is supplemental to the formula benefit described in Article 7 thereof shall be treated as an equalization benefit for purposes of this Section 6.D unless the E.C.C. expressly provides otherwise."

The action set forth herein with respect to the GDCP is not intended to constitute a "material modification" of the GDCP as that term is used in Section 885(d)(2)(B) of the American Jobs Creation Act of 2004, and shall be construed and applied accordingly.

      IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this instrument of amendment to be executed by its duly authorized officer this 16th day of December, 2004.


                                     THE TJX COMPANIES, INC.

                                     By:       /s/ Donald G. Campbell
                                               ----------------------

                                     Title:    Senior Executive Vice President
                                               -------------------------------

                             THE TJX COMPANIES, INC.
                       GENERAL DEFERRED COMPENSATION PLAN
                               (1998 RESTATEMENT)

                                FOURTH AMENDMENT

      The TJX Companies, Inc. hereby amends its General Deferred Compensation Plan (1998 Restatement) (the "Plan"), as follows:

      1. Effective for Eligible Compensation deferred under the Plan after the date hereof, Section 4.B.(i) is amended by deleting the words "or percentage".

      2. Effective as of January 1, 2005, the following new Section 7.J is hereby added to the Plan:

"J. Section 409A. Reference is made to Section 409A of the Internal Revenue Code of 1986, as amended, and to the guidance (including transition rules and exemptive relief provisions) issued thereunder ("Section 409A"). Consistent with Section 409A, it is intended that with respect to amounts deferred under the Plan prior to January 1, 2005 that were both earned and vested prior to January 1, 2005, the Plan will be administered consistent with the objective of preserving for such amounts "grandfathered" status under Section 409A, that is, the status of deferred compensation not subject to the requirements and limitations of Section 409A. All other deferrals under the Plan shall be administered in compliance with the requirements of Section 409A. It is intended in this regard that the Plan will be comprehensively amended to comply with final rules under Section 409A following the issuance of such rules or at such earlier time as may be required under Section 409A or determined by the E.C.C. Without limiting the generality of the foregoing, the Plan shall be deemed amended by this Section 7.J to permit, with respect to any deferrals hereunder that are subject to Section 409A, any transition-period elections permitted under Section 409A that are authorized by the Senior Executive Vice President - Chief Administrative and Business Development Officer of the Company, the Senior Vice President - Chief Financial Officer of the Company, or the successor of either (a "specified Company officer") and any cancellations and withdrawals of any such amounts that are authorized by a specified Company officer, except that any such action by a specified Company officer that relates to his or her own benefit shall require the approval of a member of the E.C.C. Notwithstanding the foregoing, neither the Company nor any of its officers or directors, nor any other person charged with administrative responsibilities under the Plan, shall be liable to any Eligible Person or to any beneficiary of any Eligible Person by reason of the failure of any deferral hereunder to comply with, or be exempt from, the requirements of Section 409A."

      IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this instrument of amendment to be executed by its duly authorized officer this 12th day of December, 2005.

                                                THE TJX COMPANIES, INC.

                                       By:      /s/ Donald G. Campbell
                                                --------------------------------

                                       Title:   Senior Executive Vice President